UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2008

Commission file number 333-113658

Sensus Metering Systems (Bermuda 2) Ltd. (Exact name of registrant as specified in its charter)	Sensus Metering Systems Inc. (Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 400, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4048

(Registrants’ telephone number, including area code)

8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On September 18, 2008, Sensus Metering Systems GmbH, Ludwigshafen, a subsidiary of Sensus Metering Systems (Bermuda 2) Ltd. (the “Company”), reached an understanding with its works council on the general terms of a restructuring of the Company’s Ludwigshafen operations. The restructuring is part of a five-year plan adopted by the Company in order to improve the competitiveness of its German operations. Although the exact timing, costs and scope of the restructuring are not known at this time, the restructuring is expected to include the closure of certain production lines at the facility and a reduction of personnel of approximately 170 employees. The Company currently expects that these restructuring measures will be concluded by December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

Dated: September 24, 2008	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President

SENSUS METERING SYSTEMS INC.

Dated: September 24, 2008	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President